UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 17, 2017
(Date of earliest event reported)

VIRGINIA NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-55117	46-2331578
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

404 People Place
Charlottesville, Virginia 22911
(Address of principal executive offices) (Zip Code)

(434) 817-8621
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Virginia National Bankshares Corporation (the “Company”) held its 2017 Annual Meeting of Shareholders on May 17, 2017 (the “Meeting”). At the Meeting, the Company’s shareholders (1) elected each of the 8 persons listed below under Proposal 1 to serve as a director until the Company’s 2018 Annual Meeting of Shareholders; (2) approved, on an advisory basis, the Company’s executive compensation as disclosed in the proxy statement related to the Meeting; and (3) ratified the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2017. The following tables summarize the results of the voting by the Company’s shareholders.

Proposal 1. Election of 8 directors to serve until the 2018 annual meeting of shareholders:

		VOTES	BROKER
NOMINEES	VOTES FOR	WITHHELD	NON-VOTES
H.K. Benham, III	1,471,123.60	394.50	532,208.00
Steven W. Blaine	1,427,863.60	43,654.50	532,208.00
William D. Dittmar, Jr.	1,412,638.60	58,879.50	532,208.00
James T. Holland	1,415,312.60	56,205.50	532,208.00
Glenn W. Rust	1,469,666.60	1,851.50	532,208.00
Susan K. Payne	1,457,353.10	14,165.00	532,208.00
Gregory L. Wells	1,471,276.60	241.50	532,208.00
Bryan D. Wright	1,471,276.60	241.50	532,208.00

Proposal 2. Advisory (non-binding) approval of the Company’s executive compensation:

	VOTES		BROKER
VOTES FOR	AGAINST	ABSTENTIONS	NON-VOTES
1,221,918.30	50,480.00	199,119.80	532,208.00

Proposal 3. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2017:

	VOTES		BROKER
VOTES FOR	AGAINST	ABSTENTIONS	NON-VOTES
1,961,608.60	11.50	42,106.00	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Dated: May 22, 2017	By:	/s/	Donna G. Shewmake
Donna G. Shewmake
Executive Vice President, General Counsel and Corporate
Secretary